Exhibit (i)

                             EATON VANCE MANAGEMENT
                            The Eaton Vance Building
                                255 State Street
                                Boston, MA 02109
                            Telephone: (617) 482-8260
                            Telecopy: (617) 338-8054


                                                   December 6, 2004

Eaton Vance Mutual Funds Trust
The Eaton Vance Building
255 State Street
Boston, MA  02109

Ladies and Gentlemen:

     Eaton Vance Mutual Funds Trust (the "Trust") is a voluntary association (commonly referred to as a "business trust") established under Massachusetts law with the powers and authority set forth under its Amended and Restated
Declaration of Trust dated August 17, 1993, as amended (the "Declaration of Trust").

     The Trustees of the Trust have the powers set forth in the Declaration of Trust, subject to the terms, provisions and conditions therein provided. As provided in the Declaration of Trust, the Trustees may authorize one or more series or classes of shares, without par value, and the number of shares of each series or class authorized is unlimited. The series and classes of shares established and designated as of the date hereof and registered by Form N-1A are identified on Appendix A hereto. Under the Declaration of Trust, the Trustees may, from time to time, issue and sell or cause to be issued and sold shares of the Trust for cash or for property.

     I have examined originals, or copies, certified or otherwise identified to my satisfaction, of such certificates, records and other documents as we have deemed necessary or appropriate for the purpose of this opinion.

     Based upon the foregoing, and with respect to Massachusetts law (other than the Massachusetts Uniform Securities Act), only to the extent that Massachusetts law may be applicable and without reference to the laws of the other several states or of the United States of America, I am of the opinion that, under existing law, shares of beneficial interest of Eaton Vance Diversified Income Fund (the "Fund"), a series of the Trust, as registered by Form N-1A may be legally and validly issued in accordance with the Declaration of Trust upon receipt of payment in compliance with the Declaration of Trust and, when so issued and sold, will be fully paid and nonassessable by the Trust.

     I am a member of the Massachusetts bar and have acted as internal legal counsel to the Trust in connection with the registration of the Fund's shares.

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Eaton Vance Mutual Funds Trust
December 6, 2004
Page 2


     I hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to Post-Effective Amendment No. 98 to the Trust's Registration Statement on Form N-1A pursuant to the Securities Act of 1933, as amended.

                                                   Very truly yours,


                                                   /s/ James M. Wall
                                                   --------------------------
                                                   James M. Wall, Esq.
                                                   Vice President



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                                                                      Appendix A

                 Established and Designated Series of the Trust

         Eaton Vance Cash Management Fund
         Eaton Vance Diversified Income Fund2
         Eaton Vance Equity Research Fund
         Eaton Vance Floating-Rate Fund1
         Eaton Vance Floating-Rate High Income Fund1
         Eaton Vance Government Obligations Fund2/8
         Eaton Vance High Income Fund3
         Eaton Vance Low Duration Fund6
         Eaton Vance Money Market Fund
         Eaton Vance Municipal Bond Fund4
         Eaton Vance Strategic Income Fund2
         Eaton Vance Tax Free Reserves
         Eaton Vance Tax-Managed Dividend Income Fund2
         Eaton Vance Tax-Managed Emerging Markets Fund9
         Eaton Vance Tax-Managed Equity Asset Allocation Fund2 Eaton Vance Tax-Managed Growth Fund 1.17
         Eaton Vance Tax-Managed Growth Fund 1.26
         Eaton Vance Tax-Managed International Growth Fund5 Eaton Vance Tax-Managed Mid-Cap Core Fund5
         Eaton Vance Tax-Managed Multi-Cap Opportunity Fund2 Eaton Vance Tax-Managed Small-Cap Growth Fund 1.12 Eaton Vance Tax-Managed Small-Cap Growth Fund 1.22 Eaton Vance Tax-Managed Small-Cap Value Fund2
         Eaton Vance Tax-Managed Value Fund5
----------------------------

Authorized classes are as follows:

         1 Advisers Class, Class A, B, C and I
         2 Class A, B and C
         3 Class B and C
         4 Class A, B and I
         5 Class A, B, C and D
         6 Class A, B, C, D and I
         7 Class A, B, C and I
         8 Class R
         9 Class I